Exhibit 99.1

REVOCABLE PROXY

ATLANTIC LIBERTY FINANCIAL CORP.

SPECIAL MEETING OF STOCKHOLDERS

                    , 2006

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at a Special Meeting of Stockholders (“Meeting”) to be held at the Company’s main office located at 186 Montague Street, Brooklyn, New York, at 3:30 p.m., (local time) on             , 2006. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.	The proposal to approve the agreement and plan of merger, by and between Flushing Financial Corporation and the Company, dated as of December 20, 2005 (a copy of which is attached as Appendix A to the proxy statement/prospectus for this meeting), and all of the matters contemplated in the agreement, pursuant to which the Company will merge with and into Flushing Financial Corporation, with Flushing Financial Corporation being the surviving corporation.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	The proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the merger.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement/prospectus dated                     , 2006.

Dated: _________________, 2006

☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.